UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

Kaiser Ventures LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor
Ontario, California 91764
(Address of principal executive offices, including zip code)

(909) 483-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As discussed further under Item 5.07 below, Kaiser Ventures LLC, a Delaware limited liability company (the “Company”), held a Special Meeting of Class A Members on May 22, 2013.  At the Special Meeting, the Class A Members of the Company approved the Plan of Dissolution and Liquidation for the Company (the “Plan of Dissolution”) and the Second Amended and Restated Operating Agreement for the Company (the “Restated Agreement”), each as approved by the Board of Managers of the Company on April 10, 2013.  As a result of the approval by the Company’s Class A Members, the Plan of Dissolution and Restated Agreement became effective on May 22, 2013.  The material terms of the Plan of Dissolution and Restated Agreement are more fully discussed in Item 3.03 below, which discussion is incorporated herein by this reference.

Upon approval by the Class A Members of the Plan of Dissolution and the Restated Agreement, the Amended and Restated Liquidation Manager Agreement dated as of April 10, 2013 between the Company and Richard E. Stoddard also became effective on May 23, 2013.  The material terms of the Liquidation Manager Agreement are more fully discussed in Item 5.02 below, which discussion is incorporated herein by this reference.

Item 3.03	Material Modification to Rights of Security Holders

As discussed further under Item 1.01 above and Item 5.07 below, at the Special Meeting held on May 22, 2013, the Class A Members of the Company approved the Plan of Dissolution and the Restated Agreement.  The Company will now complete the liquidation of its remaining assets, satisfy its remaining obligations, make distributions to members of any available liquidation proceeds, and file a Certificate of Cancellation with the Delaware Secretary of State.  Under the Restated Agreement, membership units are generally non-transferable, other than by will, intestate succession or operation of law.

Plan of Dissolution

The Plan of Dissolution provides that:

●	A single Liquidation Manager will be responsible for the implementation of the Plan of Dissolution, and the Board of Managers will promptly resign.

●
The Liquidation Manager will cause the Company to cease all of our business activities except for those relating to winding up and liquidating our business and affairs which will include the sale of our remaining assets.

●
The Liquidation Manager will, on behalf of the Company, collect, sell, exchange or otherwise dispose of any of our remaining non-cash property and assets, in one transaction or in several transactions to one or more buyers.

●	The Liquidation Manager will, on behalf of the Company, identify, pay, or provide for the payment of or otherwise make reasonable provision for, any of our remaining, legally enforceable obligations.

●
The Liquidation Manager will, on behalf of the Company, convert to cash and distribute any remaining assets to the members after payment or provision for payment of claims against and obligations of the Company.

●
The Liquidation Manager will, on behalf of the Company, file a Certificate of Cancellation with the Delaware Secretary of State after completing the winding up and liquidation of our business and affairs.

●
The Liquidation Manager will take for and on behalf of the Company any and all other actions permitted or required by the Plan of Dissolution, the Restated Agreement and by the Delaware Limited Liability Company Act, as amended, and any other applicable laws and regulations.

Restated Agreement

The Restated Agreement makes changes to the Company’s operating agreement as previously in effect to reflect the Company’s status as a company in dissolution rather than an operating company.  Specifically, the Restated Agreement:

●	Restricts the purpose of the Company to activities associated with its liquidation, dissolution and winding up; and makes other changes consistent with a company in dissolution;

●
Eliminates the Board of Managers of the Company and replaces it with a single Liquidation Manager with such power and authority as necessary to manage the liquidation and dissolution of the Company and the winding up of its affairs;

●	Appoints Richard E. Stoddard as the initial Liquidation Manager and Terry L. Cook as the initial Member Representative;

●	Limits the duration of the Company to three years, subject to extension at the option of the Liquidation Manager with the approval of the Member Representative;

●	Generally prohibits any transfer or exchange of membership units, other than by will, intestate succession or operation of law, and prevents admission of new members;

●	Eliminates provisions relating to meetings of members; and

●
Eliminates the fiduciary duties of the Company’s managers and members to the fullest extent permitted by Delaware law (other than the covenant of good faith and fair dealing implied in the Restated Agreement).

The foregoing summary of the Plan of Dissolution and Restated Agreement is qualified in its entirety by the full text of the Plan of Dissolution and Restated Agreement, which are filed as Exhibits 99.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Elimination of Board of Managers

As discussed further under Items 1.01 and 3.03 above and Item 5.07 below, at the Special Meeting held on May 22, 2013, the Class A Members of the Company approved the Plan of Dissolution and the Restated Agreement.  As a result of this approval, the Board of Managers of the Company was eliminated and replaced with a single Liquidation Manager.  Accordingly, each of Richard E. Stoddard, Gerald A. Fawcett, Sarah J. Anderson, Ronald E. Bitonti and John Kluesener resigned as a Manager of the Company, effective as of the close of business May 22, 2013.

Liquidation Manager Agreement

Also as a result of the approval of the Plan of Dissolution and Restated Agreement by the Company’s Class A Members, the Liquidation Manager Agreement became effective on May 23, 2013, and Richard E. Stoddard became the Liquidation Manager of the Company on that date.

As compensation for his services as Liquidation Manager, the Company has agreed to pay Mr. Stoddard a consulting fee of $23,000 per month until April 30, 2014, and $17,500 per month thereafter.  The monthly consulting fee will cease June 30, 2014, subject to extension by the Member Representative up to December 31, 2014, if a transaction for the Company’s remaining assets is reasonably likely to occur or if the liquidation process still otherwise has remaining material outstanding issues to be resolved.  In no event may the monthly consulting fee extend beyond December 31, 2014.

The Liquidation Manager also will be compensated on a contingent basis throughout the period of his services based on a percentage of the gross proceeds received upon the sale of any of the Company’s assets.  Specifically, the Liquidation Manager will receive 5% of the gross proceeds from the sale of the Company’s assets (after deduction of actual direct closing costs and expenses), whether in one or a series of transactions (the “Contingent Fee”).  The aggregate amount of the monthly consulting fee paid to the Liquidation Manager to the date of the transaction will be deducted from the Contingent Fee prior to payment of the Contingent Fee to the Liquidation Manager.  The Contingent Fee will be payable in installments, with (i) 60% payable on the date the relevant transaction closes, (ii) 30% payable when distributions of the proceeds are made to the Company’s members provided that the Liquidation Manager is the liquidation manager of the Company at the time of the distribution, and (iii) 10% payable upon the filing by the Company of the Certificate of Cancellation with the Secretary of State of the State of Delaware provided that the Liquidation Manager is the Liquidation Manager at the time of the filing of the Certificate of Cancellation.  The Liquidation Manager’s right to contingent compensation upon asset sales continues indefinitely until the full purchase price from sales is collected.

 While the Liquidation Manager Agreement is designed to encourage the Liquidation Manager to seek to sell all or substantially all of the Company’s assets as promptly as reasonably practical at the best possible value and the Board of Managers believes that such compensation has been structured in a manner that is in the best interests of members, the compensation of the Liquidation Manager may present conflicts of interest.  The fact that the Liquidation Manager is entitled to a percentage of gross sale proceeds regardless of when finally paid could provide an incentive to proceed with a transaction at the highest price without considering the impact of other elements of the transaction, including timing of installment or deferred payments.

The Company also has agreed to reimburse Mr. Stoddard for all reasonable out-of-pocket expenses he incurs in connection with his duties and obligations as Liquidation Manager.  The Company’s obligation to reimburse Mr. Stoddard’s reasonable out-of-pocket expenses is not subject to a cap and will continue indefinitely until the Company completes the winding up of its affairs.

The Liquidation Manager Agreement (other than the indemnification obligations, which survive in accordance with their terms) will terminate on the first to occur of:

●	Mr. Stoddard’s resignation, death, permanent disability or removal;

●	The filing of the Certificate of Cancellation; or

●	Thirty days after the Company has sold or transferred all of its assets and a separate entity has assumed all of the claims against and obligations of the Company.

The foregoing summary of the Liquidation Manager Agreement is qualified in its entirety by the full text of the Liquidation Manager Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

A Special Meeting of the Class A Members of the Company was held on May 22, 2013.  The total number of Class A Units present or represented by proxy at the Special Meeting was 5,480,552, or 77.22% of the 7,096,806,00 issued and outstanding units as of the record date.   The matters that were voted upon at the Special Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.  Each of the proposals submitted to a vote of the Company’s Class A Members at the Special Meeting was approved.

Proposal 1	Approval of Plan of Dissolution and Liquidation of the Company

For	Against	Abstain	Broker Non-Votes

4,566,785	912,903	864	0

Proposal 2A	Approval of Second Amended and Restated Limited Liability Company Operating Agreement — Limit Purpose and General Amendments Related to Liquidation and Dissolution

For	Against	Abstain	Broker Non-Votes

4,562,567	916,016	1,269	700

Proposal 2B	Approval of Second Amended and Restated Limited Liability Company Operating Agreement — Eliminate the Board of Managers and Create the Role of Liquidation Manager

For	Against	Abstain	Broker Non-Votes

4,369,636	1,109,052	1,164	700

Proposal 2C	Approval of Second Amended and Restated Limited Liability Company Operating Agreement — Ratify Appointment of Liquidation Manager and Member Representative

For	Against	Abstain	Broker Non-Votes

4,367,686	1,110,897	1,269	700

Proposal 2D	Approval of Second Amended and Restated Limited Liability Company Operating Agreement — Limit Term of Company’s Existence

For	Against	Abstain	Broker Non-Votes

4,564,586	913,759	1,507	700

Proposal 2E	Approval of Second Amended and Restated Limited Liability Company Operating Agreement — Generally Prohibit Transfers of Units

For	Against	Abstain	Broker Non-Votes

3,690,233	1,788,107	1,512	700

Proposal 2F	Approval of Second Amended and Restated Limited Liability Company Operating Agreement — Eliminate Provisions relating to Member Meetings

For	Against	Abstain	Broker Non-Votes

4,564,286	914,076	1,490	700

Proposal 2G	Approval of Second Amended and Restated Limited Liability Company Operating Agreement — Eliminate Fiduciary Duties to the Extent Permitted by Delaware Law

For	Against	Abstain	Broker Non-Votes

4,266,960	1,211,063	1,829	700

Proposal 3	Approval of amendment to the Company’s Certificate of Formation to change the name of the Company from “Kaiser Ventures LLC” to “CIL&D, LLC”

For	Against	Abstain	Broker Non-Votes

4,559,992	918,425	1,435	700

Proposal 4
Approval of the adjournment of the meeting to another date, time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposals

For	Against	Abstain	Broker Non-Votes

4,099,992	1,377,723	2,562	0

ITEM 9.01            Financial Statements and Exhibits

(d)	Exhibits

3.2
Second Amended and Restated Operating Agreement for the Company as approved by the Company’s Board of Managers on April 10, 2013, incorporated by reference to the form thereof attached as Annex B to the Company’s definitive proxy materials on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2013.

*10.1
Amended and Restated Liquidation Manager Agreement between Richard E. Stoddard and Kaiser Ventures, LLC dated April 10, 2013, incorporated by reference to the form thereof attached as Annex D to the Company’s definitive proxy materials on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2013.

99.1	Plan of Dissolution and Liquidation as approved by the Company’s Board of Managers on April 10, 2013, incorporated by reference to the form thereof attached as Annex A to the Company’s definitive proxy materials on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2013.

* Management compensation plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaiser Ventures LLC (Registrant)

Dated: May 23, 2013	By:	/s/ Terry L. Cook
(Signature)

Terry L. Cook
Executive Vice President – General Counsel